UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As Altria Group, Inc. (the “Company”) previously announced, the Company is hosting a webcast of its Investor Day in New York, NY today, January 31, 2011. The webcast features presentations by Mr. Michael E. Szymanczyk, the Company’s Chairman and Chief Executive Officer, and other members of the Company’s senior management team. In connection with the presentation, the Company is furnishing to the Securities and Exchange Commission the following documents attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein: the text of remarks, attached as Exhibit 99.1 hereto, and the press release announcing the key highlights of the presentation, attached as Exhibit 99.2 hereto.

Reconciliations of non-GAAP measures included in the webcast to the most directly comparable GAAP measures are set forth at the end of Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Exhibits.

(d)	Exhibits

99.1	Remarks by Mr. Michael E. Szymanczyk, the Company’s Chairman and Chief Executive Officer, Altria Group, Inc., and other members of the Company’s senior management team, dated January 31, 2011, together with reconciliations of non-GAAP measures to the most directly comparable GAAP measures (furnished pursuant to Item 7.01).

99.2	Altria Group, Inc. Press Release, dated January 31, 2011 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: January 31, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Remarks by Mr. Michael E. Szymanczyk, the Company’s Chairman and Chief Executive Officer, Altria Group, Inc., and other members of the Company’s senior management team, dated January 31, 2011, together with reconciliations of non-GAAP measures to the most directly comparable GAAP measures (furnished pursuant to Item 7.01).

99.2	Altria Group, Inc. Press Release, dated January 31, 2011 (furnished pursuant to Item 7.01).